================================================================================
American Federal Savings Bank
1400 PROSPECT AVENUE                            Office of Thrift Supervision
HELENA , MT  59601                              1999 Thrift Financial Report
Docket Number: 4902                                    Schedule - SC
for the quarter ending: 12/31/1999         Consolidated Statement of Condition
================================================================================
                                                               (Report in
                                                                Thousands
                                      ASSETS         Line      of Dollars)
                                      ------         ----      -----------

Cash, Deposits and Investment Securities: Total      SC10          23,248
  Cash and Noninterest-Earning Deposits              SC110          5,492
  U.S. Government and Agency Securities              SC130          7,714
  Equity Securities Subject to SFAS No. 115          SC140              0
  Mortgage Derivative Securities                     SC150            411
  Interest-Earning Deposits in FHLBs                 SC162             14
  Other Interest-Earning Deposits                    SC166              0
  Federal Funds Sold and Securities Purchased Under
   Agreements to Resell                              SC170              0
  State and Municipal Obligations                    SC180          3,886
  Other Investment Securities                        SC185          5,443
  Accrued Interest Receivable                        SC190            288
  General Valuation Allowances                       SC199              0

Mortgage Pool Securities: Total                      SC20          10,882
  Insured or Guaranteed by an Agency or Instrument
   of the United States                              SC210         10,818
  Other Mortgage Pool Securities                     SC215              0
  Accrued Interest Receivable                        SC220             64

  General Valuation Allowances                       SC227              0

Mortgage Loans: Total                                SC23          82,368
  Construction Loans on:
    1-4 Dwelling Units                               SC230          1,571
    5 or More Dwelling Units                         SC235              0
    Nonresidential Property                          SC240             99

  Permanent Mortgages on:
    1-4 Dwelling Units:
      Closed-End First Mortgages and Junior Liens    SC250         73,606
      Revolving, Open-End Loans                      SC253              0
    5 or More Dwelling Units                         SC256            637
    Nonresidential Property (Except Land)            SC260          6,252
    Land                                             SC265            388

  Accrued Interest Receivable                        SC272            237
  Advances for Taxes and Insurance                   SC275              8

  Allowance for Loan and Lease Losses                SC283            430

Nonmortgage Loans: Total                             SC30          20,800

  Commercial Loans: Total                            SC32           1,900
    Secured, Other than Mortgage                     SC300          1,900
    Unsecured                                        SC303              0
    Financing Leases                                 SC306              0

  Consumer Loans: Total                              SC34          18,950
    Closed-End:
      Loans on Deposits                              SC310            431
      Home Improvement Loans                         SC316         10,219
      Education Loans                                SC320            742
      Auto Loans                                     SC323          3,442
      Mobile Home Loans                              SC326            350
      Other, Including Leases                        SC330          1,389
    Open-End:
      Revolving Loans Secured by 1-4 Dwelling Units  SC340          1,893
      Credit Cards and Related Plans                 SC345            484

  Accrued Interest Receivable                        SC348            220

  Allowance for Loan and Lease Losses                SC357            270

Repossessed Assets: Total                            SC40               0
  Real Estate:
    Construction                                     SC405              0
    1-4 Dwelling Units                               SC415              0
    5 or More Dwelling Units                         SC425              0
    Nonresidential (Except Land)                     SC426              0
    Land                                             SC428              0
  Other Repossessed Assets                           SC430              0
  General Valuation Allowances                       SC441              0


Real Estate Held for Investment                      SC45               0
Memo: General Valuation Allowances                   SC481              0


Equity Investments Not Subject to
  SFAS No. 115 (Excluding FHLB Stock)                SC50               0

Memo: General Valuation Allowances                   SC529              0


Office Premises and Equipment                        SC55           7,134
Other Assets: Total                                  SC58           5,134
  Servicing Assets on:
    Mortgage Loans                                   SC642          1,354
    Nonmortgage Loans                                SC644              0
  Interest-only Strip Receivables and
    Certain Other Instruments
                                                     SC655              0
  Goodwill and Other Intangible Assets               SC660              0
  Other Assets                                       SC690          3,780
Memo Detail of Other Assets
                    Code                     Amount
               SC691     1              SC692     1,349
               SC693    18              SC694     1,994
               SC697     7              SC698       386

  General Valuation Allowances                       SC699              0

Total Assets                                         SC60         149,566

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                                   LIABILITIES
Deposits                                             SC710        121,802
Escrows                                              SC783          1,474
Unamortized Yield Adjustments on Deposits            SC715              0
 Borrowings: Total                                    SC72         11,041
  Advances from FHL Bank                             SC720         11,041
  Federal Funds Purchased and Securities
    Sold Under Agreements to Repurchase              SC730              0
  Subordinated Debentures (Including Mandatory
    Convertible Securities)                          SC735              0
  Mortgage Collaterlized Securities Issued:
    CMOs (including REMICs)                          SC740              0
    Other                                            SC745              0
  Other Borrowings                                   SC760              0

Other Liabilities: Total                             SC75             981
  Accrued Interest Payable - Deposits                SC763              0
  Accrued Interest Payable - Other                   SC766             47
  Accrued Taxes                                      SC776              0
  Accounts Payable                                   SC780            747
  Deferred Income Taxes                              SC790            152
  Other Liabilities and Deferred Income              SC796             35
Memo: Detail of Other Liabilities

                          Code                            Amount
                  SC791            99             SC792            9
                  SC794            99             SC795            4
                  SC797            99             SC798            3

Total Liabilities                                    SC70         135,298

Redeemable Preferred Stock and Minority Interest     SC799              0


--------------------------------------------------------------------------------

                                    EQUITY CAPITAL
Perpetual Preferred Stock:
  Cumulative                                         SC812               0
  Noncumulative                                      SC814               0
Common Stock:
  Par Value                                          SC820               0
  Paid in Excess of Par                              SC830               0

Unrealized Gains (Losses) on
  Available-for-Sale Securities                      SC860            -371

Retained Earnings                                    SC880          14,639

Other Components of Equity Capital                   SC890               0

Total Equity Capital                                 SC80           14,268


Total Liabilities, Redeemable Preferred Stock,
  Minority Interest and Equity Capital               SC90          149,566

================================================================================
American Federal Savings Bank
1400 PROSPECT AVENUE                         Office of Thrift Supervision
HELENA , MT   59601                          1999 Thrift Financial Report
Docket Number: 4902                                 Schedule - SO
for the quarter ending: 12/31/1999         Consolidated Statement of Operations
================================================================================
                                                                  (Report in
                                                                 Thousands of
                                                                   Dollars)
                                                     Line       For the Quarter
                                                     ----       ---------------
Interest Income: Total                               SO11            2,505
  Deposits and Investment Securities                 SO110             296
  Mortgage Pool Securities                           SO120             173
  Mortgage Loans                                     SO140           1,515
  Nonmortgage Loans:
    Commercial Loans and Leases                      SO160             102
    Consumer Loans and Leases                        SO170             419
  Amortization of Deferred Gains (Losses) on
Asset Hedges                                         SO180               0
Interest Expense: Total                              SO21            1,277
  Deposits                                           SO215           1,138
  Escrows                                            SO266               0
  Advances from FHLBank                              SO230             139
  Subordinated Debentures (Including Mandatory
Convertible Securities)                              SO240               0
  Mortgage Collateralized Securities Issued          SO250               0
  Other Borrowed Money                               SO260               0
 Other Items:
    Capitalized Interest                             SO271               0
    Amortization of Deferred Losses (Gains) on
Liability Hedges                                     SO280               0
    Net Cost of Matched Interest Rate Swaps          SO290               0

Net Interest Income (Expense) Before Provision
for Losses on Interest-Bearing Assets                SO311           1,228

Net Provision for Losses on Interest-Bearing
Assets                                               SO321               0

Net Interest Income (Expense) After Provision
for Losses on Interest-Bearing Assets                SO331           1,228

Noninterest Income: Total                            SO40              358
  Mortgage Loan Servicing Fees                       SO410              55
  Other Fees and Charges                             SO420             146
  Net Income (Loss) from:
    Sale of Assets Held for Sale and
Available-for-Sale Securities                        SO430              70
    Operations and Sale of Repossessed Assets        SO461               0
    LOCOM Adjustments Made to Assets Held for
Sale                                                 SO465               0
    Sale of Securities Held-to-Maturity              SO467               0
    Sale of Loans Held for Investment                SO475               0
    Sale of Other Assets Held for Investment         SO477               0
    Trading Assets (Realized and Unrealized)         SO485               0
  Other Noninterest Income                           SO491              87

Memo: Detail of Other Noninterest Income
                 Code                     Amount
        SO493            1        SO494           24
        SO495           99        SO496           27
        SO497           99        SO498           11

Noninterest Expense: Total                           SO51            1,181
  All Personnel Compensation and
   Expense                                           SO510             693
  Legal Expense                                      SO520               0
  Office Occupancy and Equipment
   Expense                                           SO530             249
  Marketing and Other Professional
   Services                                          SO540              41
  Loan Servicing Fees                                SO550               0
  Amortization of Goodwill                           SO560               0
  Net Provision for Losses on
   Noninterest-bearing Assets                        SO570               0
  Other Noninterest Expense                          SO580             198

Memo: Detail of Other Noninterest Expense
                   Code                     Amount
          SO581              7      SO582             40
          SO583             99      SO584             18
          SO585              1      SO586             18

Income (Loss) Before Income Taxes                    SO60              405

Income Taxes: Total                                  SO71               74
  Federal                                            SO710              55
  State, Local, and Other                            SO720              19

Income (Loss) Before Extraordinary
  Items and Effects of Accounting
  Changes                                            SO81              331

Extraordinary Items, Net of Tax
Effect, and Cumulative Effect of
Changes in Accounting Principles                     SO811               0
NET INCOME (LOSS)                                    SO91              331